Our File No.	255346
Date	December 28, 2017

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Asanko Gold Inc. Registration Statement on Form F-10

We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Asanko Gold Inc. on December 28, 2017, as such may thereafter be amended or supplemented, and in the base shelf prospectus included therein, under the headings “Legal Matters”, “Interest of Experts”, and Enforceability Of Civil Liabilities By U.S. Investors”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by section 7 of the Securities Act of 1933, as amended.

Yours truly,

/s/ McMillan LLP

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